Exhibit 23.3

February 20, 2019

Dorchester Minerals L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

Gentlemen:

LaRoche Petroleum Consultants, Ltd. does hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-124544 and No. 333-202918) of Dorchester Minerals, L.P. of our estimated reserves included in the Annual Report dated January 23, 2019, for the year ended December 31, 2018, on Form 10-K including, without limitation, Exhibit 99.2, and to references to our firm included in this Annual Report.

LAROCHE PETROLEUM CONSULTANTS, LTD.
By LPC, Inc. General Partner

/s/ Joe A. Young

Joe A. Young, Vice President